Exhibit 107

Calculation of Filing Fee Table

_______________Form S-4__________________

(Form Type)

___________________Hope Bancorp Inc._____________________

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(c) and Rule 457(f)(1)	7,174,137(1)	N/A	$68,639,224.50(2)	0.00014760	$10,131.15(3)

Fees Previously Paid								—

	Total Offering Amounts							$10,131.15

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$10,131.15

(1) Represents the estimated maximum number of shares of common stock, par value $0.001 per share (the “Hope common stock”), of Hope Bancorp, Inc. (“Hope”) that may be issued to holders of Territorial Bancorp Inc. (“Territorial”) common stock, par value $0.01 per share (“Territorial common stock”), upon the completion of the Merger described in this Registration Statement on Form S-4. The number of Hope common stock being registered is based on the product of (x) 0.8048, the Exchange Ratio for the Merger and (y) 8,914,185, the estimated maximum number of shares of Territorial common stock that may be issued and outstanding as of immediately prior to the Merger.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and computed pursuant to Rules 457(c) and 457(f) thereunder. The proposed maximum aggregate offering price is solely for the purpose of calculating the registration fee and was calculated based upon the market value of shares of Territorial common stock (the securities to be exchanged and cancelled in the Merger) as the product of (A) $7.70, the average of the high and low prices per share of Territorial common stock as reported on the Nasdaq Global Select Market on June 17, 2024, which is within five business days prior to the filing of this Registration Statement on Form S-4 by (B) 8,914,185, the estimated maximum number of shares of Territorial common stock to be cancelled and exchanged for shares of Hope common stock upon consummation of the Merger.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering.